SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2003

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

This Amendment No. 2 relates to the Company’s Current Report on Form 8-K filed on December 18, 2003 and Amendment No. 1 thereto filed on January 9, 2004. The purpose of this amendment is to update Item 7(c).

On December 18, 2003, the Company announced its entry into a collaborative agreement with XOMA Ltd. (the “Agreement”) for the development and commercialization of a rationally designed human c-MPL agonist antibody to treat chemotherapy-induced thrombocytopenia.

On January 9, 2004, the Company filed with the Securities and Exchange Commission an application for confidential treatment of certain portions of the Agreement.

On March 22, 2004, the Company filed a revised application for confidential treatment of certain portions of the Agreement. A copy of the Agreement, with the confidential portions redacted, is filed herewith.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

10.28	Co-Development and Co-Commercialization Agreement between Alexion Pharmaceuticals, Inc. and XOMA (US) LLC, dated as of December 17, 2003 (with certain confidential information omitted, which omitted information is the subject of a revised confidential treatment request and has been filed separately with the Securities and Exchange Commission).

99.1	Press Release dated December 18, 2003.*

*	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: March 22, 2004	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Vice President and General Counsel

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